Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS SECOND QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (GLOBE NEWSWIRE)—August 9, 2011—Rovi Corporation (NASDAQ: ROVI) announced today that it had second quarter 2011 GAAP revenues of $193.0 million, compared to $133.9 million for the second quarter of 2010. Second quarter 2011 GAAP net loss was $10.7 million, compared to GAAP net income of $41.2 million for the second quarter of 2010.  The current quarter included a $15.0 million restructuring and asset impairment charge primarily related to the disposal of the BD+ operations, while the comparable quarter a year ago benefited from a $19.0 million gain on interest rate swaps and caps.  GAAP diluted net loss per common share for the quarter was $0.10, compared to income per common share of $0.39 for the second quarter of 2010.

On a non-GAAP Adjusted Pro Forma basis, revenue for the second quarter 2011 was $193.0 million, compared to $176.7 million for the second quarter of 2010.  Adjusted Pro Forma Income was $70.7 million in the second quarter of 2011, compared to $57.1 million in the second quarter of 2010.  Adjusted Pro Forma Income Per Common Share for the second quarter of 2011 was $0.61, compared to $0.51 for the second quarter of 2010. Adjusted Pro Forma Revenue, Income and Income Per Common Share are defined below, in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We are pleased with our progress in 2011 and the continued success across our business,” said Fred Amoroso, President and CEO of Rovi.  “We have made excellent progress and we look forward to achieving our goals and objectives through the balance of the year.”

“We believe we are on our way towards achieving our expected range of between $770 million and $810 million in 2011 Adjusted Pro Forma Revenue and we are increasing and narrowing our range of between $2.35 and $2.60 in 2011 Adjusted Pro Forma Income Per Common Share, ranges which include Sonic Solutions for the full calendar year 2011,” added James Budge, Chief Financial Officer of Rovi.

Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP Adjusted Pro Forma information. References to Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. Adjusted Pro Forma information is not a substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP pro forma information prepared in accordance with ASC 805, Business Combinations.

Adjusted Pro Forma and GAAP pro forma measures assume the Sonic Solutions business combination occurred on January 1, 2010. Adjusted Pro Forma Income is defined as GAAP pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, the reversals of discrete tax items including reserves and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, gains on sale of strategic investments, the loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

The Company’s management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures. For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, losses on debt redemption, the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting, gains on sale of strategic investments and the release of a portion of a payroll tax liability which Sonic Solutions established in prior years in connection with a stock option review for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses. Management reclassifies the current period benefit of the interest rate swaps from gain on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments reduce the interest rate the Company effectively pays on its convertible debt. Management includes the benefit of the convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management is using Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets. Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures have limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on August 9, 2011.  Investors and analysts interested in participating in the conference are welcome to call 877-941-9152  (or international +1-480-629-9828) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com on August 9, 2011 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through August 14, 2011 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4456313#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively connect to new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by industry leading entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds over 5,100 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2011 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #

Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$ 193,038	$ 133,908	$ 354,493	$ 263,278

Costs and expenses:
Cost of revenues	31,940	15,926	57,205	57,382
Research and development	46,039	22,618	79,832	47,950
Selling, general and administrative	53,169	33,854	99,414	67,914
Depreciation	5,109	4,621	9,777	9,392
Amortization of intangible assets	33,340	20,170	59,458	40,752
Restructuring and asset impairment charges	14,989	-	17,482	-
Total costs and expenses	184,586	97,189	323,168	223,390

Operating income from continuing operations	8,452	36,719	31,325	39,888
Interest expense	(14,178)	(10,939)	(27,164)	(21,849)
Interest income and other, net	1,122	521	3,106	125
(Loss) gain on interest rate swaps and caps, net	(697)	19,025	(612)	12,689
Loss on debt redemption	(348)	(1,657)	(9,418)	(15,970)
(Loss) income from continuing operations before income taxes	(5,649)	43,669	(2,763)	14,883
Income tax expense (benefit)	4,991	2,399	(9,401)	(106,121)
(Loss) income from continuing operations, net of tax	(10,640)	41,270	6,638	121,004
Discontinued operations, net of tax	(88)	(84)	(331)	(11,723)
Net (loss) income	$ (10,728)	$ 41,186	$ 6,307	$ 109,281

Basic (loss) income per share:
Basic (loss) income per share from continuing operations	$ (0.10)	$ 0.41	$ 0.06	$ 1.18
Basic loss per share from discontinued operations	0.00	0.00	0.00	$ (0.11)
Basic net (loss) income per share	$ (0.10)	$ 0.41	$ 0.06	$ 1.07

Shares used in computing basic net earnings per share	110,992	101,310	109,673	101,931

Diluted (loss) income per share:
Diluted (loss) income per share from continuing operations	$ (0.10)	$ 0.39	$ 0.05	$ 1.13
Diluted loss per share from discontinued operations	0.00	0.00	0.00	$ (0.11)
Diluted net (loss) income per share	$ (0.10)	$ 0.39	$ 0.05	$ 1.02

Shares used in computing diluted net earnings per share	110,992	106,629	116,405	106,701

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$ 161,010	$ 200,195
Short-term investments	335,110	295,120
Trade accounts receivable, net	128,030	78,672
Taxes receivable	6,459	6,811
Deferred tax assets, net	28,189	15,403
Prepaid expenses and other current assets	24,926	12,639
Total current assets	683,724	608,840
Long-term marketable securities	129,585	200,852
Property and equipment, net	39,415	39,205
Finite-lived intangible assets, net	928,112	702,385
Other assets	55,682	48,785
Goodwill	1,364,281	857,216
Total assets	$ 3,200,799	$ 2,457,283

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 99,317	$ 74,512
Deferred revenue	24,045	15,577
Current portion of long-term debt	53,760	130,816
Total current liabilities	177,122	220,905
Taxes payable, less current portion	62,912	56,566
Long-term debt, less current portion	1,028,298	378,083
Deferred revenue, less current portion	4,648	3,995
Long-term deferred tax liabilities, net	36,390	26,249
Other non current liabilities	22,628	19,293
Total liabilities	1,331,998	705,091
Redeemable equity component of convertible debt	164	3,859
Stockholders’ equity:
Common stock	120	112
Treasury stock	(306,058)	(134,931)
Additional paid-in capital	2,066,581	1,781,986
Accumulated other comprehensive loss	(618)	(1,139)
Retained earnings	108,612	102,305
Total stockholders’ equity	1,868,637	1,748,333
Total liabilities and stockholders' equity	$ 3,200,799	$ 2,457,283

See notes to the GAAP Consolidated Financial Statements in our Form 10-Q.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	June 30, 2011			June 30, 2010
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$ 74,449	$ -	$ 74,449	$ 63,870	$ -	$ 63,870
CE manufacturers	85,607	-	85,607	74,197	-	74,197
Consumer software and other	32,982	-	32,982	38,678	-	38,678
	193,038	-	193,038	176,745	-	176,745
Costs and expenses:
Cost of revenues (2)	31,940	(1,498)	30,442	26,730	(342)	26,388
Research and development (3)	46,039	(8,422)	37,617	35,959	(2,471)	33,488
Selling, general and administrative (4)	53,169	(15,291)	37,878	55,485	(9,268)	46,217
Depreciation (5)	5,109	-	5,109	5,383	-	5,383
Amortization of intangible assets	32,073	(32,073)	-	33,371	(33,371)	-
Restructuring and asset impairment charges	14,989	(14,989)	-	-	-	-
Total costs and expenses	183,319	(72,273)	111,046	156,928	(45,452)	111,476
Operating income from continuing operations	9,719	72,273	81,992	19,817	45,452	65,269
Interest expense (6)	(14,178)	7,933	(6,245)	(11,003)	9,332	(1,671)
Interest income and other, net	1,122	-	1,122	222	(417)	(195)
(Loss) gain on interest rate swaps and caps, net (7)	(697)	697	-	19,025	(19,025)	-
Loss on debt redemption	(348)	348	-	(1,657)	1,657	-
Income from continuing operations before income taxes	(4,382)	81,251	76,869	26,404	36,999	63,403
Income tax (benefit) expense (8)	5,016	1,134	6,150	1,260	5,080	6,340
Income from continuing operations, net of tax	$ (9,398)	$ 80,117	$ 70,719	$ 25,144	$ 31,919	$ 57,063
Diluted income per share from continuing operations	$ (0.08)		$ 0.61	$ 0.22		$ 0.51
Shares used in computing diluted net earnings per share (9)	110,992	4,031	115,023	112,533	(1,568)	110,965

(1) GAAP Pro Forma financial information has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic had occurred on January 1, 2010 (see Note 3 to the Condensed Consolidated Financial Statements included in the Company’s quarterly report filed on Form 10-Q for the three months ended June 30, 2011.)

(2) Adjustments to cost of revenues consist of the following:
		2011	2010
Equity based compensation		$ (907)	$ (342)
Transition and integration costs		(591)	-
Total adjustment		$ (1,498)	$ (342)
(3) Adjustments to research and development consist of the following:
		2011	2010
Equity based compensation		$ (5,733)	$ (2,471)
Transition and integration costs		(2,689)	-
Total adjustment		$ (8,422)	$ (2,471)
(4) Adjustments to selling, general and administrative consist of the following:
		2011	2010
Equity based compensation		$ (9,529)	$ (9,268)
Transition and integration costs		(5,762)	-
Total adjustment		$ (15,291)	$ (9,268)

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates non-cash mark-to-market loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(8) Adjusts tax expense to the adjusted pro forma cash tax rate.
(9) For the 2011 period, adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income and recognize the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and which is excluded from GAAP EPS calculation as it is anti-dilutive.  For the 2010 period, adjustment recognizes the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and which is excluded from GAAP EPS calculation as it is anti-dilutive.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (1)	Adjustments	Pro Forma	Pro Forma (1)	Adjustments	Pro Forma
Revenues:
Service providers	$ 147,292	$ -	$ 147,292	$ 131,269	$ -	$ 131,269
CE manufacturers	168,486	-	168,486	142,184	-	142,184
Consumer software and other	72,647	-	72,647	77,870	-	77,870
	388,425	-	388,425	351,323	-	351,323
Costs and expenses:
Cost of revenues (2)	63,051	(2,234)	60,817	79,275	(25,186)	54,089
Research and development (3)	87,970	(14,135)	73,835	74,400	(5,281)	69,119
Selling, general and administrative (4)	109,776	(28,259)	81,517	110,143	(17,700)	92,443
Depreciation (5)	10,047	-	10,047	11,059	-	11,059
Amortization of intangible assets	63,240	(63,240)	-	66,931	(66,931)	-
Restructuring and impairment charges	17,482	(17,482)	-	5	(5)	-
Total costs and expenses	351,566	(125,350)	226,216	341,813	(115,103)	226,710
Operating income from continuing operations	36,859	125,350	162,209	9,510	115,103	124,613
Interest expense (6)	(27,156)	16,865	(10,291)	(21,959)	16,243	(5,716)
Interest income and other, net (7)	2,920	-	2,920	(545)	991	446
(Loss) gain on interest rate swaps and caps, net (8)	(612)	612	-	12,689	(12,689)	-
Loss on debt redemption	(9,418)	9,418	-	(15,970)	15,970	-
Income from continuing operations before income taxes	2,593	152,245	154,838	(16,275)	135,618	119,343
Income tax (benefit) expense (9)	14,529	(2,142)	12,387	(107,458)	119,392	11,934
Income from continuing operations, net of tax	$ (11,936)	$ 154,387	$ 142,451	$ 91,183	$ 16,226	$ 107,409
Diluted income per share from continuing operations	$ (0.11)		$ 1.22	$ 0.81		$ 0.96
Shares used in computing diluted net earnings per share (10)	111,204	5,138	116,342	112,606	(1,404)	111,202

(1) GAAP Pro Forma financial information has been prepared in accordance with ASC 805, Business Combinations, and assumes the acquisition of Sonic had occurred on January 1, 2010 (see Note 3 to the Condensed Consolidated Financial Statements included in the Company’s quarterly report filed on Form 10-Q for the three months ended June 30, 2011.)

(2) Adjustments to cost of revenues consist of the following:
		2011	2010
Equity based compensation		$ (1,561)	$ (702)
Transition and integration costs		(673)	-
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting		-	(24,484)
Total adjustment		$ (2,234)	$ (25,186)
(3) Adjustments to research and development consist of the following:
		2011	2010
Equity based compensation		$ (10,270)	$ (5,281)
Transition and integration costs		(3,865)	-
Total adjustment		$ (14,135)	$ (5,281)
(4) Adjustments to selling, general and administrative consist of the following:
		2011	2010
Equity based compensation		$ (18,206)	$ (17,700)
Transition and integration costs		(10,053)	-
Total adjustment		$ (28,259)	$ (17,700)

(5) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates the $1.0 million loss related to exiting the Guideworks Joint Venture.
(8) Adjustment eliminates non-cash mark-to-market loss related to interest rate swaps and caps and reclassifies the current period benefit from the interest rate swap to interest expense.
(9) Adjusts tax expense to the adjusted pro forma cash tax rate.
(10) Adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income and recognize the benefit of convertible debt call option, which allows the Company to purchase shares of its own stock at approximately $28.28, and which is excluded from GAAP EPS calculation as it is anti-dilutive.